UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 17, 2010 (May 14, 2010)

R&G Financial Corporation
(Exact name of registrant as specified in its charter)

Puerto Rico	001-31381	66-0532217
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1225 Ponce de Leon Ave
VIG Tower Suite 106
San Juan, PR 00907
(Address of principal executive offices and zip code)
(787) 758-2424
(Registrant’s telephone number, including area code)
Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03	Bankruptcy or Receivership.
On May 14, 2010, R&G Financial Corporation (the “Company”) filed a voluntary petition (the “Bankruptcy Filing”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Puerto Rico (the “Bankruptcy Court”). A copy of the Company’s voluntary petition filed with the Bankruptcy Court is attached hereto as Exhibit 99.1. This bankruptcy case (the “Bankruptcy Case”) is being administered in the Bankruptcy Court under the caption “In re R&G Financial Corporation Case No. 10-04124-11.” The Company will continue to operate its business as “debtor-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
As previously disclosed, the Company had an aggregate of approximately $335 million of its 6.95% Junior Subordinated Debentures, 6.52% Junior Subordinated Debentures and 6.62% Junior Subordinated Deferrable Interest Debentures (collectively, the “Debentures”) outstanding as of April 30, 2010 pursuant to Indentures dated as of October 6, 2003, March 31, 2004 and November 30, 2004, respectively (collectively, the “Indentures”), between the Company and Wilmington Trust Company, a Delaware banking corporation, as indenture trustee. The April 30, 2010 appointment of the FDIC as receiver of R-G Premier Bank of Puerto Rico (the “Bank”), the Company’s wholly-owned banking subsidiary, constituted a triggering event, also termed an “Event of Default,” under the Indentures. R&G Capital Trust III, R&G Capital Trust V, and R&G Capital Trust VI (collectively, the “R&G Trusts”), respectively, are the holders of the Debentures, which in turn issued trust preferred securities to investors. Pursuant to the Amended and Restated Declaration of Trusts for the R&G Trusts, the holders of the trust preferred securities have delivered a notice to the Company, Wilmington Trust Company and the R&G Trusts declaring the principal and accrued interest of the Debentures immediately due and payable. As a result of the Bankruptcy Filing, all creditors (including holders of the trust preferred securities) are subject to an automatic stay of any action to collect, assert, or recover a claim against the Company.

Item 7.01	Regulation FD Disclosure.
Documents filed in connection with the Bankruptcy Case (other than documents filed under seal or otherwise subject to confidentiality protections) will be accessible at the Bankruptcy Court’s Internet site, www.prb.uscourts.gov, through an account obtained from Pacer Service Center at 1-800-676-6856. The information set forth on the Bankruptcy Court’s Internet site shall not be deemed to be a part of or incorporated by reference into this Form 8-K.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description
Exhibit 99.1	R&G Financial Corporation Voluntary Petition dated May 14, 2010 that was filed with the Bankruptcy Court

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R&G FINANCIAL CORPORATION
Date: May 17, 2010	By:	/s/ JUAN AGOSTO ALICEA
Juan Agosto Alicea
Chairman of the Board